                                                                    EXHIBIT 12.1

        STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                                                             FEBRUARY 27,
                                 FISCAL YEARS ENDING               JANUARY 26,  FEBRUARY 27, 1997 THROUGH THREE MONTHS
                   ----------------------------------------------- 1997 THROUGH 1997 THROUGH  APRIL 25,   ENDED MAY 2,
                   JANUARY 29, JANUARY 28, JANUARY 27, JANUARY 25, FEBRUARY 26, JANUARY 31,      1997         1998
                      1994        1995        1996        1997         1997         1998     (UNAUDITED)  (UNAUDITED)
                   ----------- ----------- ----------- ----------- ------------ ------------ ------------ ------------
Income (loss)
before income
taxes............    $5,512      $ 8,616     $ 9,777     $ 9,278      $(263)      $ 3,643       $  533       $ (794)
Interest.........     3,425        3,066       3,852       3,627        232         9,855        1,449        2,681
Interest portion
of rental
expense..........       270          334         429         551         49           919          159          211
                     ------      -------     -------     -------      -----       -------       ------       ------
 Earnings........    $9,207      $12,016     $14,058     $13,456      $  18       $14,417       $2,141       $2,098
Interest.........     3,425        3,066       3,852       3,627        232         9,885        1,449        2,681
Interest portion
of rental
expense..........       270          334         429         551         49           919          159          211
                     ------      -------     -------     -------      -----       -------       ------       ------
 Fixed charges...    $3,695      $ 3,400     $ 4,281     $ 4,178      $ 281       $10,774       $1,608       $2,892
                     ------      -------     -------     -------      -----       -------       ------       ------
Ratio of earnings
to fixed
charges..........       2.5x         3.5x        3.3x        3.2x       0.1x          1.3x         1.3x         0.7x
                     ======      =======     =======     =======      =====       =======       ======       ======
                     UNAUDITED PRO FORMA
                   ------------------------
                   YEAR ENDED  THREE MONTHS
                   JANUARY 31, ENDED MAY 2,
                      1998         1998
                   ----------- ------------
Income (loss)
before income
taxes............    $ 3,470      $1,035
Interest.........     11,997       3,097
Interest portion
of rental
expense..........        968         211
                   ----------- ------------
 Earnings........    $16,435      $4,343
Interest.........     11,997       3,097
Interest portion
of rental
expense..........        968         211
                   ----------- ------------
 Fixed charges...    $12,965      $3,308
                   ----------- ------------
Ratio of earnings
to fixed
charges..........        1.3x        1.3x
                   =========== ============
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